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                                                                    EXHIBIT 10.2

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SILICON VALLEY BANK

            SUBORDINATION AGREEMENT

BORROWER:  FIRST VIRTUAL COMMUNICATIONS, INC.

CREDITORS: MORRISON & FOERSTER LLP
           HURON CONSULTING GROUP
           APPLIED DISCOVERY, INC.

DATE:      AUGUST 19, 2004

THIS SUBORDINATION AGREEMENT is executed by the above-named Creditors (jointly and severally "Creditor") in favor of Silicon Valley Bank ("Silicon"), whose address is 3003 Tasman Drive, Santa Clara, California 95054, with respect to the above-named Borrower ("Borrower"). In order to induce Silicon to extend or continue to extend financing to the Borrower (but without obligation on Silicon's part to do so), the Creditor hereby agrees as follows:


      1. SUBORDINATION OF SECURITY INTEREST. All security interests now or hereafter acquired by Silicon in any or all of the Collateral (as defined below), in which the Borrower now has or hereafter acquires any ownership, leasehold or other interest shall at all times be prior and superior to any lien, ownership interest, security interest or other interest or claim now held or hereafter acquired by the Creditor in the Collateral (the "Subordinate Interest"). Said priority shall be applicable irrespective of the time or order of attachment or perfection of any security interest or the time or order of filing of any financing statements or other documents, or any statutes, rules or law, or court decisions to the contrary. Upon any disposition of any of the Collateral by Silicon, or by the Borrower with Silicon's written consent, the Creditor agrees, if requested by Silicon, to execute and immediately deliver any and all releases or other documents or agreements which Silicon deems necessary to accomplish a disposition thereof free of the Subordinate Interest; provided that Creditor shall retain its Subordinate Interest in the proceeds of the Collateral so disposed of.

      2. "COLLATERAL." As used in this Agreement, "Collateral" shall mean all assets in which the Borrower now has or hereafter acquires any ownership, leasehold or other interest, wherever located, including without limitation the assets described on Exhibit A hereto.

      3. DISPOSITION OF COLLATERAL. The Creditor agrees that, until Silicon have received payment in full of all indebtedness, liabilities, guarantees and other obligations of the Borrower to Creditor, now existing or hereafter arising (collectively, the "Silicon Debt"), Silicon may dispose of, and exercise any other rights with respect to, any or all of the Collateral, free of the Subordinate Interest, provided that the Creditor retains any rights it may have as a junior secured creditor with respect to the surplus, if any, arising from any such disposition or enforcement. The Creditor agrees that any funds of the Borrower which it obtains through the exercise of any right of setoff or other similar right constitute Collateral, and the Creditor shall immediately pay such funds to Silicon to be applied to the outstanding Silicon Debt. Creditor shall provide Silicon with prompt written notice in the event it exercises any such right of setoff or other similar right, setting forth the circumstances and amount thereof.

      4. MODIFICATIONS TO SILICON DEBT; WAIVERS. Until the Silicon Debt has been paid and performed in full and all agreements providing for the extension of credit by Silicon to Borrower have terminated, the Creditor agrees that, in addition to any other rights that Silicon may have at law or in equity, Silicon may at any time, and from time to time, without the Creditor's consent and without notice to the Creditor, renew, extend or increase any of the Silicon Debt or that of any other person at any time directly or indirectly liable for the payment of any Silicon Debt, accept partial payments of the Silicon Debt, settle, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of the Silicon Debt, make loans or advances to the Borrower secured in whole or in part by the Collateral or refrain from making any loans or advances to the Borrower, change, waive, alter or vary the interest charge on, or any other terms or provisions of the Silicon Debt or any present or future instrument, document or

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SILICON VALLEY BANK                                      SUBORDINATION AGREEMENT

agreement between Silicon and the Borrower, release, exchange, fail to perfect, delay the perfection of, fail to resort to, or realize upon any Collateral, and take any other action or omit to take any other action with respect to the Silicon Debt or the Collateral as Silicon deem necessary or advisable in Silicon's sole discretion. The Creditor waives any right to require Silicon to marshal any assets in favor of the Creditor or against or in payment of any or all of the Silicon Debt. Creditor further waives any defense arising by reason of any claim or defense based upon an election of remedies by Silicon which in any manner impairs, affects, reduces, releases, destroys and/or extinguishes the Creditor's subrogation rights, rights to proceed against the Borrower for reimbursement, and/or any other rights of the Creditor. Creditor also hereby waives and releases any claim that it may now or hereafter have against Silicon arising out of any and all actions which Silicon, in good faith, takes or omits to take with respect to the Collateral, including (a) actions with respect to the creation, perfection or continuation of liens on or security interests in the Collateral, (b) actions with respect to the foreclosure upon, sale, release or disposition of, or failure to realize upon, any Collateral and (c) any other action with respect to the enforcement of any provision with respect to the Collateral or the valuation, use, protection or disposition of the Collateral. Notwithstanding the foregoing, Silicon shall give the Creditor written notice of any foreclosure upon or disposition of any Collateral by Silicon, as required by the California Uniform Commercial Code.

      5. INSOLVENCY PROCEEDINGS.

        (a) This Agreement shall remain in full force and effect and enforceable pursuant to its terms in any voluntary or involuntary bankruptcy, insolvency, receivership or other statutory or common law proceeding or arrangement involving the Borrower or the readjustment of its liabilities or any assignment for the benefit of its creditors or any marshalling of its assets or liabilities (collectively, an "Insolvency Proceeding"). In the event of any Insolvency Proceeding, the Creditor agrees that the term "Silicon Debt" shall include without limitation all indebtedness, liabilities and obligations incurred in any such proceeding, and the term "Collateral" shall include without limitation all types of property referred to in this Agreement as Collateral and other assets of Borrower acquired after the commencement of any such proceeding, and the Subordinate Interest shall continue to remain subordinate to Silicon's continuing security interest in all Collateral. The Creditor agrees to take such actions and execute such documents in any Insolvency Proceeding, as may be required in order to continue such subordination, and the Creditor agrees not to oppose or interfere with any financing of the Borrower by Silicon in any such proceeding.

        (b) Until the Silicon Debt has been paid and performed in full and all agreements providing for the extension of credit by Silicon to Borrower have terminated, the Creditor will not assert, without the written consent of Silicon, any claim, motion or objection in respect of the Collateral in connection with any Insolvency Proceeding (other than a claim or assertion that Silicon has acted in bad faith or in violation of law) which could otherwise be asserted or raised in connection with such Insolvency Proceeding by the Creditor, including without limitation any claim, motion or objection seeking or opposing adequate protection or relief from the automatic stay in respect of the Collateral.

        (c) Without limiting the generality of the foregoing, the Creditor agrees that, if an Insolvency Proceeding occurs: (i) Silicon may consent to the use of cash collateral on such terms and conditions and in such amounts as it shall in good faith determine without seeking or obtaining the consent of the Creditor as holder of an interest in the Collateral; (ii) Silicon may provide postpetition financing for the Borrower pursuant to Section 364 of the Bankruptcy Code or other applicable law and on such terms and conditions and in such amounts as it shall in good faith determine without seeking or obtaining the consent of the Creditor as holder of an interest in the Collateral, and Creditor shall not oppose such financing; (iii) the Creditor shall not oppose the Borrower's use of cash collateral on the basis that its interest in the Collateral is impaired by such use or inadequately protected by such use to the extent such use has been approved by Silicon; and (iv) Creditor shall not oppose any sale or other disposition of any assets comprising all or part of the Collateral free and clear of security interests and liens of any party, including the Creditor, under Section 363 of the Bankruptcy Code on the basis that the interest of the Creditor in the Collateral is impaired by such sale or inadequately protected as a result of such sale, if Silicon has consented to such sale or disposition of such assets.

        (d) The Creditor agrees that it will not initiate or prosecute any claim, action or other proceeding (i) challenging the validity or enforceability of any present or future documents, instruments or agreements between Silicon and Borrower or relating to the Silicon Debt, (ii) challenging the validity, enforceability or unavoidability of any claim of Silicon with respect to the Collateral, (iii) challenging the perfection, enforceability or unavoidability of any liens or security interests of Silicon in the Collateral or (iv) asserting any such claims which the Borrower may hold with respect to Silicon or the Silicon Debt.

        (e) Notwithstanding any other provision of this Section 3, the Creditor shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Creditor, including without limitation any claims secured by the

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SILICON VALLEY BANK                                      SUBORDINATION AGREEMENT

Collateral, or challenging the perfection, enforceability or unavoidability of the security interest of Creditor.

      6. DEFAULT. The Creditor shall promptly give Silicon written notice of any default or event of default under any document, instrument or agreement evidencing, securing or relating to any and all present and future indebtedness, liabilities and obligations of the Borrower to the Creditor ("Creditor Debt"), and, until the Silicon Debt has been paid and performed in full and all agreements providing for the extension of credit by Silicon to Borrower have terminated, the Creditor shall not collect, take possession of, foreclose upon, or exercise any other rights or remedies with respect to, the Collateral, judicially or non-judicially, or attempt to do any of the foregoing, until 180 days after Creditor has given written notice of such default to Silicon. In the event, after such 180-day period, Creditor collects, takes possession of, forecloses upon, or exercises any other rights or remedies with respect to, the Collateral, judicially or non-judicially, and at the time any Silicon Debt remains outstanding, all proceeds thereof received by Creditor shall be remitted promptly to Silicon to be applied to the Silicon Debt in such order and manner as Silicon shall determine in its discretion, until the Silicon Debt has been paid and performed in full.

      7. NO COMMITMENT. It is understood and agreed that this Agreement shall in no way be construed as a commitment or agreement by Silicon to continue financing arrangements with the Borrower and that Silicon may terminate such arrangements at any time, in accordance with Silicon 's agreements with the Borrower.

      8. NO CONTEST. Creditor agrees not to contest the validity, perfection, priority or enforceability of Silicon's security interest in the Collateral or the Silicon Debt.

      9. FINANCIAL CONDITION OF BORROWER. The Creditor is presently informed of the financial condition of the Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of non-payment of the Silicon Debt and the Creditor Debt. The Creditor covenants that it will continue to keep itself informed as to the Borrower's financial condition and all other circumstances which bear upon the risk of non-payment of the Silicon Debt and the Creditor Debt. The Creditor waives any right to require Silicon to disclose to it any information which Silicon may now or hereafter acquire concerning the Borrower.

      10. REVIVOR. If, after payment of the Silicon Debt, the Borrower thereafter becomes liable to Silicon on account of the Silicon Debt, or any payment made on the Silicon Debt shall for any reason be returned by Silicon (whether because of a claim that the same constituted a preference, or for any other reason), this Agreement shall thereupon in all respects become effective with respect to such subsequent or reinstated Silicon Debt, without the necessity of any further act or agreement between Silicon and the Creditor.

      11. GENERAL. The Creditor agrees, upon Silicon's request, to execute all such documents and instruments and take all such actions as Silicon shall deem necessary or advisable in order to carry out the purposes of this Agreement, including, without limitation appropriate amendments to financing statements executed by the Borrower in favor of Creditor in order to refer to this Agreement (but this Agreement shall remain fully effective notwithstanding any failure to execute any additional documents or instruments). The word "indebtedness" is used in this agreement in its most comprehensive sense and includes without limitation any and all present and future loans, advances, credit, debts, obligations, liabilities, representations, warranties, and guarantees, of any kind and nature, absolute or contingent, liquidated or unliquidated, and individual or joint. Creditor represents and warrants that it has not heretofore transferred or assigned the Creditor Debt, the Subordinate Interest or any financing statement naming Borrower as debtor and Creditor as secured party, and that it will not do so without prior written notice to Silicon and without making such transfer or assignment expressly subject to this Agreement. This Agreement is solely for the benefit of Silicon and Silicon 's successors and assigns, and neither the Borrower nor any other person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement. All of Silicon 's rights and remedies hereunder and under applicable law are cumulative and not exclusive. This Agreement sets forth in full the terms of agreement between the parties with respect to the subject matter hereof, and may not be modified or amended, nor may any rights hereunder be waived, except in a writing signed by Silicon and the Creditor. The Creditor agrees to reimburse Silicon, upon demand, for all reasonable costs and expenses (including reasonable attorneys' fees) incurred by Silicon in enforcing this Agreement against Creditor, whether or not suit be brought. In the event of any litigation between the parties based upon or arising out of this Agreement, the prevailing party shall be entitled to recover all of its reasonable costs and expenses (including without limitation reasonable attorneys fees) from the non-prevailing party. This Agreement shall be construed in accordance with, and governed by, the laws of the State of California. As a material part of the consideration to the parties for entering into this Agreement, each party (i) agrees that all actions and proceedings based upon, arising out of or relating in any way directly or indirectly to, this Agreement shall be litigated exclusively in courts located within Santa Clara County, California, (ii) consents to the jurisdiction of any such court and consents to the service of process in any such action or proceeding by personal delivery, first-class mail, or any other method permitted by law, and (iii) waives any and all rights to transfer or change the venue of any such action or

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SILICON VALLEY BANK                                      SUBORDINATION AGREEMENT

proceeding to any court located outside Santa Clara County, California. This Agreement shall be binding upon the Creditor and its successors and assigns and shall inure to the benefit of Silicon and Silicon's successors and assigns.

      12. MUTUAL WAIVER OF JURY TRIAL. CREDITOR AND SILICON EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (I) THIS AGREEMENT; OR (II) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN CREDITOR AND SILICON; OR (III) ANY CONDUCT, ACTS OR OMISSIONS OF CREDITOR OR SILICON OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH CREDITOR OR SILICON; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

"CREDITOR:"

        MORRISON & FOERSTER LLP

        BY: /s/ Adam A. Lewis
            --------------------------------
        TITLE: Partner/Member
        ADDRESS: 425 Market Street
                 San Francisco, CA 94105


"CREDITOR:"

        HURON CONSULTING GROUP

        BY: /s/ James B. Leach
            --------------------------------
        TITLE: Managing Director
        ADDRESS: One Front Street
                 Suite 800
                 San Francisco, CA 94111

"CREDITOR:"

        APPLIED DISCOVERY, INC.

        BY_______________________________
        TITLE____________________________
        ADDRESS: _______________________
                 _______________________

                        CONSENT AND AGREEMENT OF BORROWER

      The undersigned Borrower hereby approves of, agrees to and consents to all of the terms and provisions of the foregoing Subordination Agreement and agrees to be bound thereby and further agrees that any default or event of default by the Borrower under any present or future instrument or agreement between the Borrower and the Creditor shall constitute an immediate default and event of default under all present and future instruments and agreements between the Borrower and Silicon. Borrower further agrees that, at any time and from time to time, the foregoing Agreement may be altered, modified or amended by Silicon and the Creditor without notice to or the consent of Borrower.

      BORROWER:

            FIRST VIRTUAL COMMUNICATIONS, INC

            BY /S/ TRUMAN COLE
               -------------------------------
               VICE PRESIDENT

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SILICON VALLEY BANK                                      SUBORDINATION AGREEMENT

                                   EXHIBIT "A"

      All of the following: all right, title and interest of Borrower in and to the following, whether now owned or hereafter arising or acquired and wherever located: all Accounts; all Inventory; all Equipment; all Deposit Accounts; all General Intangibles (including without limitation all Intellectual Property); all Investment Property; all Other Property; and any and all claims, rights and interests in any of the above, and all guaranties and security for any of the above, and all substitutions and replacements for, additions, accessions, attachments, accessories, and improvements to, and proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties) of, all of the above, and all Borrower's books relating to any of the above.

      As used above the following terms have the following meanings:

      "Accounts" means all present and future "accounts" as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all accounts receivable and other sums owing to Borrower.

      "Deposit Accounts" means all present and future "deposit accounts" as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all general and special bank accounts, demand accounts, checking accounts, savings accounts and certificates of deposit.

      "Equipment" means all present and future "equipment" as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

      "General Intangibles" means all present and future "general intangibles" as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all Intellectual Property, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

      "Intellectual Property" means all present and future (a) copyrights, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, (b) trade secret rights, including all rights to unpatented inventions and know-how, and confidential information; (c) mask work or similar rights available for the protection of semiconductor chips; (d) patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same; (e) trademarks, servicemarks, trade styles, and trade names, whether or not any of the foregoing are registered, and all applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by any such trademarks; (f) computer software and computer software products; (g) designs and design rights; (h) technology; (i) all claims for damages by way of past, present and future infringement of any of the rights included above; (j) all licenses or other rights to use any property or rights of a type described above.

      "Inventory" means all present and future "inventory" as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

      "Investment Property" means all present and future investment property, securities, stocks, bonds, debentures, debt securities, partnership interests, limited liability company interests, options, security entitlements, securities accounts, commodity contracts, commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, and all other securities of every kind, whether certificated or uncertificated.

      "Other Property" means the following as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and all rights relating thereto: all present and future "commercial tort claims", "documents", "instruments", "promissory notes", "chattel paper", "letters of credit", "letter-of-

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credit rights", "fixtures", "farm products" and "money"; and all other goods and personal property of every kind, tangible and intangible, whether or not governed by the California Uniform Commercial Code.

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